UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	April 21, 2008

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) and 5.02(d)    DEPARTURE OF DIRECTOR and ELECTION OF DIRECTOR

On April 21, 2008, The Procter & Gamble Company (the "Company") issued a news release announcing that in accordance with the Company's customary retirement age for directors, John F. Smith, Jr. has announced his intention to retire effective at the April 2008 P&G Board of Directors meeting.  Mr. Smith, who has been a director since 1995, turned 70 on April 6th.

The Company also announced that Kenneth I. Chenault was appointed to the Board of Directors effective immediately.  Mr. Chenault will serve on the Audit Committee and the Compensation & Leadership Development Committee.

The Company is filing this 8-K pursuant to Item 5.02 (b), "Departure of Directors" and Item 5.02(d), "Election of Directors."

A copy of the Company's press release relating to these announcements is being furnished as Exhibit 99 to this 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE PROCTER & GAMBLE COMPANY

BY:  /s/ E. J. WUNSCH
 E. J. Wunsch
 Assistant Secretary
 April 21, 2008

EXHIBIT(S)

99.    News Release by The Procter & Gamble Company dated April 21, 2008.